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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported): April 11, 1997


Exact name of registrant as specified in its charter: T. ROWE
PRICE RENAISSANCE FUND, LTD., A SALES-COMMISSION-FREE REAL ESTATE
INVESTMENT

State or other Jurisdiction of Incorporation or Organization:
Delaware

I.R.S. Employer Identification No.: 52-1657028

Commission File Number:  0-19180

Address of principal executive offices:  100 East Pratt Street,
Baltimore, Maryland  21202

Registrant's telephone number, including area code: 1-800-638-5660


Former name of former address, if changes since last report:
Not Applicable















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Item 5. Other Events.

On April 11, 1997, T. Rowe Price Renaissance Fund Ltd., A Sales-Commission-Free Real Estate Investment ("the Corporation") entered into a definitive agreement to sell all of its real property assets, constituting substantially all of its assets
(the "Assets"), to Glenborough Realty Trust Incorporated, a
Maryland corporation, and Glenborough Properties, L.P., a
California limited partnership corporation ("Purchaser"), for the purchase price of $27.2 million, on substantially the terms and conditions set forth in an Asset Purchase Agreement between the Corporation and Purchaser.

Completion of the transaction is subject to the usual conditions for such transactions, although there is no financing contingency. The transaction must be approved by shareholders holding 2/3 of the outstanding common stock of the Corporation. There is no assurance the transaction will be consummated.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has daily caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         T. ROWE PRICE RENAISSANCE FUND, LTD.,
                         A SALES-COMMISSION-FREE REAL
                         ESTATE INVESTMENT

                         By:  /s/Lucy B. Robins
                              Lucy B. Robins
                              Vice President












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